UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2005

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

          As previously reported, in August 2004, the Executive Compensation Committee, as administrator of Tredegar’s 2004 Equity Incentive Plan, approved a stock award of 12,000 shares of Tredegar common stock (the “Award”) to Mr. John D. Gottwald, Chairman of the Board of Directors, to be awarded on August 31, 2005, so long as Mr. Gottwald continued to serve as Chairman of the Board during the period beginning August 31, 2004, and ending on August 31, 2005. Mr. Gottwald received the Award on August 31, 2005. The granting of the Award reflects the significant contributions that Mr. Gottwald has made and is expected to continue to make to Tredegar. The Award was reviewed by the Board.

          The form of Stock Award Agreement, pursuant to which the Award was made, is attached hereto as Exhibits 10.21, and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)	Exhibits.

10.21	Form of Stock Award Agreement.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: September 1, 2005	By:	/s/ D. Andrew Edwards ——————————————— D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer

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